                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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                               JOHN HANCOCK TRUST
                (Name of Registrant as Specified In Its Charter)

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                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                January 31, 2007

Dear Variable Annuity and Variable Life Contract Owners:

          Although you are not a shareholder of John Hancock Trust (the "Trust"), your purchase payments and the earnings on such purchase payments under your variable annuity or variable life contracts issued by John Hancock Life Insurance Company (U.S.A.) ("JHLICO (U.S.A.)"), John Hancock Life Insurance Company of New York ("JHLICO New York"), John Hancock Life Insurance Company ("JHLICO") or John Hancock Variable Life Insurance Company ("JHVLICO") are invested in subaccounts of separate accounts established by these insurance companies, and each subaccount invests in shares of one of the separate series or portfolios (each, a "Portfolio") of the Trust.

          Enclosed is the Trust's Information Statement regarding the following subadviser change for the Portfolio named below. This change became effective on December 29, 2006.

NAME OF PORTFOLIO               OLD SUBADVISER              NEW SUBADVISER
-----------------               --------------              --------------
Small Cap Opportunities Trust   Munder Capital Management   Munder Capital Management
                                ("Old Munder")              ("New Munder")

          In connection with the acquisition by Old Munder, Crestview Capital Partners, L.P., and Grail Partners, LLC of all of the interest of Comerica Incorporated ("Comerica") in Old Munder (the "Transaction"), the Board of Trustees of the Trust has approved replacing Old Munder by New Munder as the subadviser to the Small Cap Opportunities Trust. The Transaction will not result in any change to the management and operations of Old Munder. The Old Munder portfolio managers have continued to manage the Portfolio for New Munder, and the new subadvisory agreement with New Munder has not resulted in any change in the level or quality of subadvisory services provided to the Portfolio or in the advisory or subadvisory fee rates for the Portfolio.

          PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU GIVE VOTING INSTRUCTIONS WITH RESPECT TO, THIS SUBADVISER CHANGE. The enclosed Information Statement, however, provides information about the change.

          If you have any questions regarding the Information Statement or the subadvisory change, please call one of the following numbers:

               --For JHLICO (U.S.A.) variable annuity contracts:  (800) 344-1029
               --For JHLICO (U.S.A.) variable life contracts:     (800) 827-4546
               --For JHLICO New York variable annuity contracts:  (800) 551-2078
               --For JHLICO New York variable life contracts:     (888) 267-7784
               --For JHLICO and JHVLICO contracts:                (800) 576-2227

                                        Sincerely,


                                        /s/ THOMAS M. KINZLER
                                        ----------------------------------------
                                        Thomas M. Kinzler
                                        Secretary
                                        John Hancock Trust

                               JOHN HANCOCK TRUST
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

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                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                      FOR THE SMALL CAP OPPORTUNITIES TRUST

                                   ----------

                                  INTRODUCTION

          This Information Statement provides notice of and information regarding a new subadvisory agreement for the Small Cap Opportunities Trust, one of the separate series or portfolios (each, a "Portfolio") of John Hancock Trust (the "Trust"). It is first being mailed to shareholders of this Portfolio on or about January 31, 2007.

          THE TRUST. The Trust is an open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust, which are sold without a sales charge, are divided into 101 separate series corresponding to the 101 Portfolios which the Trust currently offers. Shares of the Portfolios are sold principally to separate accounts of insurance companies as the underlying investment media for variable annuity and variable life insurance contracts issued by such companies and to trustees of certain qualified pension and retirement plans.

          THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each Portfolio that has an adviser. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Portfolios pursuant to subadvisory agreements with the Adviser. The Adviser and the subadviser named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

          THE DISTRIBUTOR. John Hancock Distributors, LLC ("JH Distributors") serves as the Trust's distributor.

          The offices of the Adviser and JH Distributors are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

          Pursuant to an order received by the Trust from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Portfolio subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDErS FOR A PROXY TO APPROVE THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

          ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder or variable contract owner upon request. To obtain a report, please call the Trust at 1-800-344-1029 or write to the Trust at 601 Congress Street, Boston, MA 02110: Attn.: Gordon Shone, Treasurer.

                            NEW SUBADVISORY AGREEMENT
                      FOR THE SMALL CAP OPPORTUNITIES TRUST

          At its meeting held on September 28-29, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing Munder Capital Management, ("New Munder") to replace Munder Capital Management ("Old Munder") as the subadviser to the Small Cap Opportunities Trust.

          The new subadvisory agreement with New Munder became effective, and the old agreement with Old Munder terminated, on December 29, 2006. The old subadvisory agreement with Old Munder, dated April 30, 2000, as amended May 1, 2003 and October 17, 2005, was most recently approved by the Board (including a majority of the Independent Trustees) on June 2, 2006, in connection with its annual renewal and by the sole shareholder of the Small Cap Opportunities Trust on May 1, 2003, in connection with the initial organization of the Portfolio.

                                SUBADVISER CHANGE

          Effective December 29, 2006, Old Munder, Crestview Capital Partners, L.P. ("Crestview"), and Grail Partners, LLC ("Grail") acquired all of the interest of Comerica Incorporated ("Comerica") in Old Munder (the "Transaction"). The Transaction did not result in any change to the management and operations of Old Munder. As a result of the Transaction, and pursuant to the terms of the old subadvisory agreement with Old Munder and provisions of the 1940 Act, the old subadvisory agreement with Old Munder automatically terminated. At the time the Board was advised of the proposed Transaction, the Adviser recommended to the Board that appointing New Munder as the new subadviser for the Small Cap Opportunities Trust would be in the best interest of the Portfolio's shareholders (including variable contract owners) by promoting continuity of the Portfolio's investment strategies and management. Following the Transaction, the former Old Munder portfolio manager for the Portfolio has continued to serve in that capacity for New Munder, and there has been no change in the Portfolio's investment objective and policies. THE NEW SUBADVISORY AGREEMENT WITH NEW MUNDER HAS NOT RESULTED IN ANY CHANGES IN THE LEVEL OR QUALITY OF SUBADVISORY SERVICES PROVIDED TO THE PORTFOLIO OR IN THE ADVISORY OR SUBADVISORY FEE RATES FOR THE PORTFOLIO.

          In carrying out the Transaction, the parties to the Transaction intend to rely on Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser (including a subadviser) or any affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser to an investment company as long as two conditions are met. First, no "unfair burden" may be imposed on the investment company as a result of the transaction giving rise to the change in control or any express or implied terms, conditions or understandings applicable thereto. An "unfair burden" would include any arrangement during the two-year period following the change in control whereby the adviser (or predecessor or successor adviser), or any "interested person" of the adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). The second condition of Section 15(f) is that, during the three-year period following the change in control, at least 75% of the investment company's board of trustees must not be "interested persons" of the investment adviser or the predecessor investment adviser. The Trust currently satisfies the second condition. With respect to the first condition, each party to the Transaction has agreed that it will not take or recommend any act that would constitute an "unfair burden," as defined above, on the Small Cap Opportunities Trust for a period of two years following the closing of the Transaction.

          The offices of New Munder are located at Munder Capital Center, 480 Pierce Street, Birmingham, MI 48009. Crestview is a private equity firm, and Grail is a privately-owned advisory merchant bank specializing in the investment management industry and related businesses. As of June 30, 2006, Old Munder had a total of $25.1 billion in managed equity and fixed-income assets (excluding amounts advised by its World Asset Management division, which became an indirect wholly-owned subsidiary of Comerica as part of the Transaction).

                            NEW SUBADVISORY AGREEMENT

          Under the new subadvisory agreement with New Munder, as under the old subadvisory agreement with Old Munder, the subadviser manages the day-to-day investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

          The terms of the old subadvisory agreement with Old Munder and the new subadvisory agreement with New Munder are substantially the same, including with respect to subadviser compensation. The agreements are described below under "Description of Old and New Subadvisory Agreements."

          Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Portfolio. THE SUBADVISORY FEE THUS IS NOT AN ADDITIONAL CHARGE TO THE PORTFOLIO.

          The subadvisory fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the Portfolio. The annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the Portfolio and of a corresponding fund of John Hancock Funds II ("JHF II"), the Small Cap Opportunities Fund, that is managed by the same subadviser (but only for the period during which the subadviser to the Portfolio also serves as the subadviser to the JHF II fund). JHF II is also a mutual fund which is registered under the 1940 Act and for which the Adviser is the investment adviser.

          The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the Portfolio under the old and new subadvisory agreements. As indicated, the rates are the same under both agreements.

              SUBADVISORY FEES - OLD AND NEW SUBADVISORY AGREEMENTS
                   (RATES APPLIED TO AGGREGATE NET ASSETS) (1)

   First        Excess Over
$500 million   $500 million
------------   ------------
   0. 550%        0.500%

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(1) Aggregate Net Assets include the net assets of the Small Cap Opportunities Trust and the net assets of the JHF II Small Cap Opportunities Fund. Their respective net assets at June 30, 2006 were $431,483,764 and $233,567,396.

          For the fiscal year ended December 31, 2005, the Adviser paid Old Munder a subadvisory fee of $2,064,095 with respect to the Small Cap Opportunities Trust.

            BOARD EVALUATION OF THE NEW MUNDER SUBADVISORY AGREEMENT

          The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Portfolio subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadviser to the Portfolio;

     2.   the investment performance of the Portfolio and its subadviser;

     3. the extent to which economies of scale would be realized as the Portfolio grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

     4. the costs of the services to be provided and the profits to be realized by the Adviser (including any subadvisers affiliated with the Adviser) and its affiliates from the Adviser's relationship with the Trust; and

     5. comparative services rendered and comparative advisory and subadvisory fee rates.

          The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board's consideration of these subadvisory agreements, because such fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

          In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

          In making its determination with respect to the factors that its considers, the Board reviewed:

     1. information relating to the subadviser, which may include information such as: business performance, representative clients, assets under management, financial stability, personnel and past subadvisory services to the Trust;

     2.   the performance of the Portfolio;

     3.   the subadvisory fee for the Portfolio including any breakpoints; and

     4. information relating to the nature and scope of Material Relationships and their significance to the Trust's adviser and unaffiliated subadviser.

          Particular considerations of the Board in approving the new subadvisory agreement with New Munder for the Small Cap Opportunities Trust at the September 28-29, 2006 Board meeting included the following:

     1. New Munder is expected to manage the Portfolio with the same investment objective, policies and portfolio manager under the New Munder subadvisory agreement as under the Old Munder subadvisory agreement, thus affording shareholders continuity in investment strategies, and New Munder may generally be expected to provide at least the same level and quality of management services under the New Munder subadvisory agreement as under the Old Munder subadvisory agreement;

     2. The Portfolio has outperformed its peer group (but lagged its benchmark index) since the Portfolio's inception on May 5, 2003; and

     3. The subadvisory fee with respect to the Portfolio under the New Munder subadvisory agreement (i) is the product of arms-length negotiation between the Adviser and New Munder, (ii) is within industry norms,
          (iii) is the same as under the Old Munder subadvisory agreement, (iv) is paid by the Adviser and not by the Portfolio and will not result in any advisory fee increase with respect to the Portfolio and (v) contains breakpoints which are reflected in the advisory fee for the Portfolio permitting shareholders to benefit from economies of scale.

                     ADDITIONAL INFORMATION ABOUT NEW MUNDER

          MANAGEMENT OF NEW MUNDER. The names and principal occupations of the directors and principal executive officers of New Munder are set forth below. In addition to the four named directors, New Munder anticipates having three independent directors. However, candidates for such positions have not yet been identified. The business address of each such person is Munder Capital Center, 480 Pierce Street, Birmingham, MI 48009.

                         POSITION AND PRINCIPAL OCCUPATION WITH NEW MUNDER
NAME                     (UNLESS OTHERWISE SPECIFIED)
----                     -------------------------------------------------
John S. Adams            Director; Chief Executive Officer, President and Chief
                         Investment Officer
Peter K. Hoglund         Managing Director and Chief Administrative Officer
Peter G. Root            Managing Director and Chief Investment Officer - Fixed
                         Income
Stephen J. Shenkenberg   Managing Director, General Counsel, Chief Compliance
                         Officer and Secretary
Tony Y. Dong             Director; Managing Director, Mid-Cap Equities
Sharon E. Fayolle        Managing Director, Cash Management
James V. FitzGerald      Managing Director, Retail Marketing
Anne K. Kennedy          Managing Director, Institutional Investment Services
Beth A. Obear            Managing Director, Human Resources
Richard DeMartini        Director; Managing Director of Crestview
Donald Putnam            Director; Managing Director of Grail

          OTHER INVESTMENT COMPANIES SUBADVISED BY NEW MUNDER. New Munder currently acts as subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Small Cap Opportunities Trust. The tables below also state the approximate size of each such fund as of June 30, 2006 (at which time it was subadvised by Old Munder) and the current subadvisory fee rate for each fund as a percentage of average daily net assets.

FUND                              ASSETS AS OF 6/30/06   SUBADVISORY FEE RATE
----                              --------------------   --------------------
Small Cap Opportunities Fund, a      $233.1 million      0.55% of first $500 million, and
series of JHF II                                         0.50% of excess over $500 million (1)

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(1) The subadvisory fee is determined on the basis of Aggregate Net Assets in the same manner as for the Small Cap Opportunities Trust.

                DESCRIPTION OF OLD AND NEW SUBADVISORY AGREEMENTS

          The terms of the old and new subadvisory agreements are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser." The provisions described below under and "Compliance" are included in the new, but not the old, subadvisory agreements.

          DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Portfolio, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Portfolio consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Portfolio.

          TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

          Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other Portfolio affected by the agreement, or (b) all of the Portfolios of the Trust.

          If the outstanding voting securities of a Portfolio fail to approve any continuance of a subadvisory agreement for the Portfolio, the subadviser will continue to act as subadviser with respect to the Portfolio pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

          TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

          -    the Board of Trustees of the Trust;

          - the holders of a majority of the outstanding voting securities of the Portfolio;

          -    the Adviser; and

          -    the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

          AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the Portfolio votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities, of (a) any other Portfolio affected by the amendment, or (b) all of the Portfolios of the Trust.

          Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers, which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Portfolio), and to change the terms of subadvisory agreements, including subadvisory fees, with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

          LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Portfolio, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

          CONSULTATION WITH SUBADVISERS TO THE PORTFOLIOS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Portfolio in securities or other assets: (a) other subadvisers to the Portfolio,
(b) subadvisers to other Portfolios, and (c) subadvisers to portfolios under common control with the Portfolio.

          COMPLIANCE. The subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and, throughout the term of the agreement, to promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results thereof as well as of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the subadviser, including any material violation of the Compliance Policies or of the subadviser's code of ethics.

          CONFIDENTIALITY OF PORTFOLIO HOLDINGS. The subadviser is required to treat Trust portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.